                                                                    Exhibit 10.9


                         STRATEGIC CONSULTING AGREEMENT


         THIS STRATEGIC CONSULTING AGREEMENT (this "AGREEMENT") is entered into as of ________, 2002, by and among MINDARROW SYSTEMS, INC., a Delaware corporation (the "COMPANY"), and EAST-WEST CAPITAL ASSOCIATES, INC., a California corporation (the "CONSULTANT"). All capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in that certain Securities Purchase Agreement dated ___________ by and among the Company, the Consultant and the Purchasers (the "SECURITIES PURCHASE AGREEMENT").

         WHEREAS:

         A. The Company has sold and the Consultant wishes to purchase shares of Common Stock to a group of accredited investors pursuant to that certain Securities Purchase Agreement.

         B. It is a condition of the Securities Purchase Agreement that the Company enter into this Agreement with the Consultant.

         C. Subject to the terms and conditions of this Agreement, the Company desires to retain the Consultant to provide certain consulting services to the Company, and the Consultant desires to provide such services.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, hereby agree as follows:

         1. SERVICES. The Consultant hereby agrees that, during the term of this Agreement, as set forth in Section 4 of this Agreement, the Consultant will:

            1.1 provide the Company with the names of possible customer, partner and/or joint venturer (collectively, the "STRATEGIC PARTNERS") and, if requested by the Company, coordinate and make approaches to such Strategic Partners.

            1.2 Revising an executive summary regarding the Company's business (based on detailed information supplied by the Company to the Consultant) to be provided to potential strategic Partners.

            1.3 Assisting, at no cost to the Consultant and at the request of the Company, in the negotiation of the principal terms with the potential Strategic Partners and in the preparation of all contracts, documents, approvals and related matters necessary to consummate a strategic alliance with a Strategic Partner.

            1.4 during the first six months of this Agreement, provide the Company with the services of Gary Adelson for up to ten (10) hours per week to make possible Strategic Partner introductions; and

         2. COVENANT. The Company hereby agrees that, in order to facilitate the ability of the Consultant to carry out its respective duties under this Agreement, the Company will cooperate with the Consultant, such cooperation to include responding in a reasonable manner and in a reasonable amount of time to all requests by the Consultant or its respective agents to furnish the Consultant with all documentation, reports, notes and files and to give the Consultant access to key employees of the Company, to the extent such information or such key employees are relevant to the duties of the Consultant.

         3. GRANT OF WARRANTS. In connection with the services to be provided hereunder and the execution of the Securities Purchase Agreement, the Company hereby grants to the Consultant warrants, in the form attached hereto as Exhibit A (the "CONSULTING WARRANTS"), to purchase an aggregate of 6,000,000 shares of the Common Stock of the Company. The Consulting Warrants shall be exercisable in increments of 2,000,000 shares of Common Stock every six months at exercise prices of $0.75, $1.00, and $1.25 per share, respectively. Notwithstanding the foregoing, the Consulting Warrants exercisable at $0.75 per share shall only become exercisable if and when the Company's common Stock trades for 20 consecutive trading days above an average closing price of $1.50. For tax purposes only, the Company and the Consultant agree that the value of the Consulting Warrants as of the date hereof is $100.00. Notwithstanding anything to the contrary contained herein, the Consulting Warrants shall be owned free and clear of all liens other than the liens created by the Consultant and any breach of this Agreement shall not affect the Consultant's ownership rights of the Consulting Warrants.

         4. TERM.

            4.1 Except as expressly set forth in this Section 4, this Agreement shall continue in full force and effect until [DECEMBER 31, 2003], unless and until terminated by mutual consent of the parties.

            4.2 The Consultant shall cease to be a party to this Agreement and, except as set forth in Section 4.3, shall be released of all of their rights and obligations hereunder and this Agreement shall terminate upon any of the following events:

                (a) the Consultant (or a successor or permitted assign of the Consultant, as the case may be) ceases to provide services to the Company of the type described in Section 1 above, as determined in the sole discretion of the Company's Board of Directors; or

                (b) upon election of the Consultant in the event that the Company materially breaches the terms of this Agreement and fails to cure such breach within 30 days following written notice thereof.

            4.3 Each of (a) any and all accrued and unpaid obligations of the Company owed under Section 3 above and (b) the provisions of Section 5.2 and Sections 6.1 - 6.3 shall survive any termination or expiration of this Agreement to the maximum extent permitted under applicable law.

         5. EXPENSES; INDEMNIFICATION.

            5.1 EXPENSES. The Company agrees to pay any actual expenses incurred by the Consultant in connection with the Consultant's services under this Agreement, including but not limited to any out-of-pocket expenses incurred by the Consultant in connection with the Consultant's obligations hereunder, the provision of services hereunder or the attendance at any meeting of the board of directors (or any committee thereof) of the Company or any of its affiliates, but not to exceed either the greater of (i) $10,000 annually or (ii) an amount determined to be in the best interest of the Company by the Chief Executive Officer. Notwithstanding the foregoing, if a member or employee of a Consultant is a member of the board of directors, the Company shall pay only expenses within the parameters of established Company policy.

            5.2 INDEMNITY AND LIABILITY. In consideration of the execution and delivery of this Agreement by the Consultant, the Company hereby agrees to indemnify, exonerate and hold the Consultant, and each of its respective partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents and each of the partners, shareholders, affiliates, directors, officers, fiduciaries, employees and agents of each of the foregoing (collectively, the "INDEMNITEES") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including without limitation attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to this Agreement or any services performed under this Agreement, except for any such Indemnified Liabilities arising on account of such Indemnitee's willful misconduct and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. None of the Indemnitees shall be liable to the Company or any of its affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence and/or willful misconduct.

         6. MISCELLANEOUS.

            6.1 GOVERNING LAW. This Agreement may be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

            6.2 ARBITRATION. Any dispute or claim arising hereunder shall be settled by arbitration. Any party may commence arbitration by sending a written notice of arbitration to the other party. The notice will state the dispute with particularity. The arbitration hearing shall be commenced thirty (30) days following the date of delivery of notice of arbitration by one party to the other, by a single neutral arbitrator appointed by the American Arbitration Association ("AAA").

The arbitration shall be conducted in Los Angeles, California in accordance with the commercial arbitration rules promulgated by AAA, and the Consultant, on the one hand, and the Company, on the other, shall retain the right to cross-examine the opposing party's witnesses, either through legal counsel, expert witnesses or both. The decision of the arbitrator shall be final, binding and conclusive on all parties (without any right of appeal therefrom) and shall not be subject to judicial review. As part of his decision, the arbitrator may allocate the cost of arbitration, including fees of attorneys and experts, as he or she deems fair and equitable in light of all relevant circumstances. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

            6.3 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

            6.4 INDEPENDENT CONTRACTOR. The Consultant is an independent contractor. This Agreement shall not create the relationship of employer and employee, a partnership, or a joint venture. The Company shall not control or direct the details and means by which the Consultant performs its business and services. The Consultant shall determine the number of days and hours of its work as well as the number of assistants, partners or employees utilized by the Consultant in its responsibilities under this Agreement. The Consultant shall be solely responsible for the amount of wages, benefits, work schedules and/or any other conditions of any of either Consultant's assistants, partners or employees. Finally, the Consultant is an independent contractor and not an employee of the Company and agrees to comply with all federal and state tax and Social Security legislation as applicable to independent contractors. The Consultant has no authority to bind the company or incur any obligation on behalf of the Company.

            6.5 SUCCESSORS AND ASSIGNS. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The rights of either party shall not be assigned or transferred either voluntarily or by operation of law without the other party's written consent, nor shall the duties of either party be delegated in whole or in part either voluntarily or by operation of law without the other party's written consent. Any unauthorized assignment, transfer or delegation shall be of no force or effect.

            6.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, and signature pages may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            6.7 HEADINGS. The headings used in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            6.8 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, two days after deposit with an overnight courier service or five days after deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            6.9 EXPENSES. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.10 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement and the documents referred to herein constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Consultant.

            6.11 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                         STRATEGIC CONSULTING AGREEMENT
                             COMPANY SIGNATURE PAGE


           IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Agreement on behalf of the Company as of the date first above written.

                                         MINDARROW SYSTEMS, INC.



                                         By:

                                             -----------------------------------
                                             Name:    Robert Webber
                                             Title:   Chief Executive Officer
                                             Address: 2120 Main Street
                                                      Suite 200
                                                      Huntington Beach, CA 92648

                         STRATEGIC CONSULTING AGREEMENT
                         THE CONSULTANT'S SIGNATURE PAGE



                                          EAST-WEST CAPITAL ASSOCIATES, INC.




                                          By:
                                             -----------------------------------
                                          Name:  Merv Adelson
                                          Title: Chairman

                                          Address:  10900 Wilshire Boulevard
                                                    Suite 950
                                                    Los Angeles, CA 90024